CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form S-1 of Dynamic Short Short-Term Volatility Futures ETF (the “Fund”), a series of Dynamic Shares Trust and to the use of our report dated May 29, 2019 on the Fund’s Statement of Condition as of May 22, 2019. Such financial statement appears in the Fund’s Pre-Effective Registration Statement. We also consent to use of our name under the headings “Experts” and “Appointment of Auditor” in such Pre-Effective Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania
May 29, 2019